Exhibit 99.1

Flowserve Corporation Reports First Quarter 2022 Results; Updates 2022 Financial Guidance

  Strong bookings of $1.09 billion increased 14.9% year-over-year and 17.6% constant currency, the highest quarterly bookings level delivered since Q2 2019
  Backlog of $2.23 billion at March 31 was up 11.3% versus 2021 year-end and 18.4% year-over-year. Backlog at highest level since Q3 2015 – positioning the Company for growth
  Exiting operations in Russia and cancelled related contracts from backlog
  Reported Loss Per Share of 12 cents primarily reflects Flowserve’s write down and other exit expenses from Russian operations
  Adjusted Earnings Per Share of 7 cents was impacted by revenue-driven under-absorption, due to continued supply chain and logistics issues, and labor availability issues, including Omicron-related absenteeism
  Revised 2022 full year targets to reflect expected impacts of Russian exit, current supply chain and logistics constraints, and the strengthening dollar, partially offset by strong backlog, favorable market environment and improvement initiatives

DALLAS--(BUSINESS WIRE)--May 2, 2022--Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced its financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Highlights (all comparisons to the 2021 first quarter, unless otherwise noted)

  Reported Loss Per Share (LPS) of $0.12 and Adjusted Earnings Per Share (EPS)1 of $0.07
    Reported LPS includes a net after-tax adjusted loss of $25.4 million, comprised primarily of reserves of Russia-related financial exposures and below-the-line foreign exchange impacts
  Total bookings were $1.09 billion, up 14.9%, or 17.6% on a constant currency basis
    Original equipment bookings were $543.8 million, up 11.5% or 14.1% on a constant currency basis
    Aftermarket bookings were $542.3 million, up 18.6%, or 21.4% on a constant currency basis, and represent highest bookings quarter since 2014
  Sales were $821.1 million, down 4.2%, or 2.0% on a constant currency basis
    Original equipment sales were $383.2 million, down 5.8%, or 3.8% on a constant currency basis
    Aftermarket sales were $437.9 million, down 2.8%, or 0.4% on a constant currency basis
  Reported gross and operating margins were 25.5% and 0.9%, respectively
    Adjusted gross and operating margins2 were 26.7% and 3.3%, respectively

“Demand across our end markets continued to improve in the first quarter of 2022, including the release of a number of project awards which had been deferred over the last two years,” said Scott Rowe, Flowserve’s president and chief executive officer. “High utilization rates in our customers’ facilities continued to support strong aftermarket and MRO spending, which drove our highest aftermarket bookings quarter in over seven years. While we are encouraged by our ability to capture solid bookings in this improved demand environment, rapid material and logistics inflation, extended supply chain lead times and labor availability issues, including the associated mitigation costs, resulted in backlog conversion and margin challenges which significantly impacted our first quarter financial results.”

Rowe concluded, “Improving our backlog conversion cadence for the balance of the year is our major priority. I am confident in our ability to deliver sequential revenue and earnings growth throughout 2022 based upon our ongoing operational efforts, our six-year high backlog, and the robust demand environment. We are also pleased with the progress of our 3D strategy to date. With this strategy providing incremental growth while we continue to capitalize on the current strength of our traditional end markets, we believe this combination will further establish Flowserve’s strong foundation to deliver value for all of our stakeholders.”

Flowserve to Exit All Russian Operations

In the first quarter 2022, in response to the invasion of Ukraine and the ongoing military actions taken by Russia, Flowserve made the decision to exit the Company’s operations in Russia. This includes commencing the necessary actions to cease the operations of its Russian subsidiary, suspending fulfillment of existing Russian-located orders, canceling existing contracts in backlog and terminating other related contractual commitments. This process is expected to continue throughout 2022.

Flowserve recorded a $20.2 million pre-tax, predominantly non-cash, charge in the first quarter of 2022 to reserve the asset portions of its Russian subsidiary, establish a reserve for the associated exit costs, reverse previously recorded revenue, and record the estimated financial exposure on contracts that have been, or are anticipated to be, cancelled.

In prior years, Russian-associated work typically represented between 1-2 percent of Flowserve’s consolidated revenues. In addition to the charge established related to existing assets and contracts, there will be an ongoing opportunity cost associated with no longer pursuing future Russian work, however the Company expects the overall impact to be immaterial.

Revised 2022 Guidance3

Flowserve updated its Reported and Adjusted EPS guidance for 2022, as well as certain other financial metrics, as shown in the table below:

	Revised 2022 Target Range	Prior 2022 Target Range
Revenue Growth	Up 5.0% to 7.0%	Up 7.0% to 9.0%
Reported Earnings Per Share	$1.25 - $1.45	$1.65 - $1.85
Adjusted Earnings Per Share	$1.50 - $1.70	$1.70 - $1.90
Net Interest Expense	$45 - $50 million	$45 - $50 million
Adjusted Tax Rate	20% - 22%	20% - 22%
Capital Expenditures	$60 - $70 million	$70 - $80 million

Flowserve’s 2022 Adjusted EPS target range excludes expected adjusted items including realignment charges of approximately $10 million, as well as the potential impact of below-the-line foreign currency effects and certain other discrete items which may arise during the course of the year, such as this quarter’s Russian exit charges.

First Quarter 2022 Results Conference Call

Flowserve will host its conference call with the financial community on Tuesday, May 3rd at 11:00 AM Eastern. Scott Rowe, president and chief executive officer, as well as other members of the management team will be presenting. The call can be accessed by shareholders and other interested parties at www.flowserve.com under the “Investor Relations” section.

1 See Reconciliation of Non-GAAP Measures table for detailed reconciliation of reported results to adjusted measures.
2 Adjusted gross and operating margins are calculated by dividing adjusted gross profit and adjusted operating income, respectively, by revenues. Adjusted gross profit and adjusted operating income are derived by excluding the adjusted items. See reconciliation of Non-GAAP Measures table for detailed reconciliation.
3 Adjusted 2022 EPS excludes realignment expenses, the impact from other specific discrete items and below-the-line foreign currency effects and utilizes current FX rates and approximately 131 million fully diluted shares.
- FX impact is calculated by comparing the difference between the actual average FX rates of 2022 and the year-end 2021 spot rates both as applied to our 2022 expectations, divided by the number of shares expected for 2022.

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: the impact of the global outbreak of COVID-19 on our business and operations; a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from our strategic transformation and realignment initiatives, our business could be adversely affected; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions, trade embargoes, epidemics or pandemics or changes to tariffs or trade agreements that could affect customer markets, particularly North African, Russian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon first-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance. Throughout our materials we refer to non-GAAP measures as “Adjusted.” Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended March 31,
(Amounts in thousands, except per share data)	2022	2021

Sales	$821,058	$857,308
Cost of sales	(611,411)	(606,408)
Gross profit	209,647	250,900
Selling, general and administrative expense	(206,138)	(198,315)
Net earnings from affiliates	3,858	3,518
Operating income	7,367	56,103
Interest expense	(10,693)	(16,778)
Loss on extinguishment of debt	-	(7,610)
Interest income	943	602
Other income (expense), net	(8,114)	(11,364)
Earnings (loss) before income taxes	(10,497)	20,953
(Provision for) benefit from income taxes	(3,182)	(3,792)
Net earnings (loss), including noncontrolling interests	(13,679)	17,161
Less: Net earnings attributable to noncontrolling interests	(2,141)	(3,081)
Net earnings (loss) attributable to Flowserve Corporation	$(15,820)	$14,080

Net earnings (loss) per share attributable to Flowserve Corporation common shareholders:
Basic	$(0.12)	$0.11
Diluted	(0.12)	0.11

Weighted average shares - basic	130,410	130,427
Weighted average shares - diluted	130,410	131,006

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended March 31, 2022
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$821,058	$-		$-		$821,058
Gross profit	209,647	198		(10,053)	(3)	219,502
Gross margin	25.5%	-		-		26.7%

Selling, general and administrative expense	(206,138)	201		(10,193)	(3)	(196,146)

Operating income	7,367	399		(20,246)		27,214
Operating income as a percentage of sales	0.9%	-		-		3.3%

Interest and other expense, net	(17,864)	-		(5,694)	(4)	(12,170)

Earnings (loss) before income taxes	(10,497)	399		(25,940)		15,044
(Provision for) benefit from income taxes	(3,182)	(74)	(2)	234	(5)	(3,342)
Tax Rate	-30.3%	18.5%		0.9%		22.2%

Net earnings (loss) attributable to Flowserve Corporation	$(15,820)	$325		$(25,706)		$9,561

Net earnings (loss) per share attributable to Flowserve Corporation common shareholders:
Basic	$(0.12)	$-		$(0.19)		$0.07
Diluted	(0.12)	-		(0.19)		0.07

Basic number of shares used for calculation	130,410	130,410		130,410		130,410
Diluted number of shares used for calculation	130,410	131,051		131,051		131,051

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment adjustments incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents the reserve of Russia related financial exposures. The impact of $5.4 million of previously recognized revenue and estimated cancellation fees on open contracts that were previously accounted for under POC and subsequently canceled have been reflected in the above adjustment to gross profit
(4) Represents below-the-line foreign exchange impacts
(5) Includes tax impact of items above

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended March 31, 2021
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$857,308	$-		$-		$857,308
Gross profit	250,900	(9,406)		-		260,306
Gross margin	29.3%	-		-		30.4%

Selling, general and administrative expense	(198,315)	(4,296)		-		(194,019)

Operating income	56,103	(13,702)		-		69,805
Operating income as a percentage of sales	6.5%	-		-		8.1%

Interest and other expense, net	(35,150)	-		(17,116)	(3)	(18,034)

Earnings before income taxes	20,953	(13,702)		(17,116)		51,771
Provision for income taxes	(3,792)	3,356	(2)	4,840	(4)	(11,988)
Tax Rate	18.1%	24.5%		28.3%		23.2%

Net earnings attributable to Flowserve Corporation	$14,080	$(10,346)		$(12,276)		$36,702

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.11	$(0.08)		$(0.09)		$0.28
Diluted	0.11	(0.08)		(0.09)		0.28

Basic number of shares used for calculation	130,427	130,427		130,427		130,427
Diluted number of shares used for calculation	131,006	131,006		131,006		131,006

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents below-the-line foreign exchange impacts and $7.6 million of expense as a result of early extinguishment of debt
(4) Includes tax impact of items above and $1.3 million benefit related to legal entity simplification and restructuring

First Quarter 2022 - Segment Results
(dollars in millions, comparison vs. 2021 first quarter, unaudited)

	FPD	FCD
Bookings	$795.6	$294.3
- vs. prior year	21.7%	0.1%
- on constant currency	24.6%	2.3%

Sales	$575.6	$247.9
- vs. prior year	-4.5%	-3.1%
- on constant currency	-2.1%	-1.2%

Gross Profit	$156.9	$59.5
- vs. prior year	-14.2%	-20.2%

Gross Margin (% of sales)	27.3%	24.0%
- vs. prior year (in basis points)	(310) bps	(520) bps

Operating Income	$21.0	$15.2
- vs. prior year	-61.0%	-38.5%
- on constant currency	-62.5%	-37.2%

Operating Margin (% of sales)	3.6%	6.1%
- vs. prior year (in basis points)	(530) bps	(360) bps

Adjusted Operating Income *	$39.0	$17.4
- vs. prior year	-37.0%	-34.3%
- on constant currency	-38.3%	-33.2%

Adj. Oper. Margin (% of sales)*	6.8%	7.0%
- vs. prior year (in basis points)	(350) bps	(340) bps

Backlog	$1,563.5	$672.3

* Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges and other specific discrete items

SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Three Months Ended March 31,
(Amounts in millions, except percentages)	2022	2021
Bookings	$795.6	$653.8
Sales	575.6	602.6
Gross profit	156.9	182.9
Gross profit margin	27.3%	30.4%
SG&A	139.8	132.6
Segment operating income	21.0	53.8
Segment operating income as a percentage of sales	3.6%	8.9%

FLOW CONTROL DIVISION	Three Months Ended March 31,
(Amounts in millions, except percentages)	2022	2021
Bookings	$294.3	$294.0
Sales	247.9	255.8
Gross profit	59.5	74.6
Gross profit margin	24.0%	29.2%
SG&A	44.3	49.9
Segment operating income	15.2	24.7
Segment operating income as a percentage of sales	6.1%	9.7%

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	March 31,	December 31,
(Amounts in thousands, except par value)	2022	2021

ASSETS
Current assets:
Cash and cash equivalents	$575,795	$658,452
Accounts receivable, net of allowance for expected credit losses of $79,326 and $74,336, respectively	730,201	739,210
Contract assets, net of allowance for expected credit losses of $3,338 and $2,393, respectively	200,054	195,598
Inventories, net	722,380	678,287
Prepaid expenses and other	148,426	117,130
Total current assets	2,376,856	2,388,677
Property, plant and equipment, net of accumulated depreciation of $1,161,374 and $1,191,823, respectively	506,655	515,927
Operating lease right-of-use assets, net	187,272	193,863
Goodwill	1,186,221	1,196,479
Deferred taxes	31,692	44,049
Other intangible assets, net	148,461	152,463
Other assets, net of allowance for expected credit losses of $68,184 and $67,696, respectively	265,854	258,310
Total assets	$4,703,011	$4,749,768

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$418,719	$410,062
Accrued liabilities	447,175	445,092
Contract liabilities	204,158	202,965
Debt due within one year	44,616	41,058
Operating lease liabilities	32,938	32,628
Total current liabilities	1,147,606	1,131,805
Long-term debt due after one year	1,251,595	1,261,770
Operating lease liabilities	160,057	166,786
Retirement obligations and other liabilities	352,698	352,062
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793
Capital in excess of par value	496,151	506,386
Retained earnings	3,648,678	3,691,023
Treasury shares, at cost – 46,424 and 46,794 shares, respectively	(2,039,900)	(2,057,706)
Deferred compensation obligation	7,122	7,214
Accumulated other comprehensive loss	(578,053)	(563,589)
Total Flowserve Corporation shareholders' equity	1,754,989	1,804,319
Noncontrolling interests	36,066	33,026
Total equity	1,791,055	1,837,345
Total liabilities and equity	$4,703,011	$4,749,768

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended March 31,
(Amounts in thousands)	2022	2021

Cash flows – Operating activities:
Net earnings (loss), including noncontrolling interests	$(13,679)	$17,161
Adjustments to reconcile net earnings (loss) to net cash provided (used) by operating activities:
Depreciation	20,148	21,522
Amortization of intangible and other assets	3,396	3,862
Loss on extinguishment of debt	-	7,610
Stock-based compensation	11,011	9,760
Foreign currency, asset write downs and other non-cash adjustments	6,893	24,260
Change in assets and liabilities:
Accounts receivable, net	5,039	9,005
Inventories, net	(48,715)	(16,988)
Contract assets, net	(5,655)	(2,245)
Prepaid expenses and other assets, net	(33,197)	307
Accounts payable	8,204	(47,093)
Contract liabilities	2,600	9,001
Accrued liabilities and income taxes payable	7,302	187
Retirement obligations and other	10,912	5,248
Net deferred taxes	(1,032)	(5,219)
Net cash flows provided (used) by operating activities	(26,773)	36,378
Cash flows – Investing activities:
Capital expenditures	(14,052)	(11,422)
Proceeds from disposal of assets and other	1,834	1,934
Net cash flows provided (used) by investing activities	(12,218)	(9,488)
Cash flows – Financing activities:
Payments on senior notes	-	(407,473)
Payments on term loan	(7,593)	-
Proceeds under other financing arrangements	555	425
Payments under other financing arrangements	(484)	(1,976)
Repurchases of common shares	-	(5,081)
Payments related to tax withholding for stock-based compensation	(4,304)	(5,547)
Payments of dividends	(26,128)	(26,465)
Other	(437)	(3,806)
Net cash flows provided (used) by financing activities	(38,391)	(449,923)
Effect of exchange rate changes on cash	(5,275)	(12,936)
Net change in cash and cash equivalents	(82,657)	(435,969)
Cash and cash equivalents at beginning of period	658,452	1,095,274
Cash and cash equivalents at end of period	$575,795	$659,305

Contacts

Investor Contacts:
Jay Roueche, Vice President, Investor Relations & Treasurer
(972) 443-6560

Mike Mullin, Director, Investor Relations
(972) 443-6636

Media Contact:
Lars Rosene, Vice President, Corporate Communications & Public Affairs
(972) 443-6644